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                                                                  EXHIBIT 12 (A)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                                                     SIX MONTH
                                                                                   PERIOD ENDED
                                                                                   JUNE 30, 2003
                                                                                   -------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                        $172,880
  Plus:
     Fixed Charges (excluding capitalized interest)                                    138,749
                                                                                      --------

TOTAL EARNINGS                                                                        $311,629
                                                                                      ========

FIXED CHARGES:
     Interest expensed and capitalized                                                $136,917
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                   714
     An estimate of the interest component within rental expense                         1,118
                                                                                      --------

TOTAL FIXED CHARGES                                                                   $138,749
                                                                                      ========

RATIO OF EARNINGS TO FIXED CHARGES                                                        2.25
                                                                                      ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                        $172,880
  Plus:
     Fixed Charges (excluding capitalized interest)                                    101,689
                                                                                      --------

TOTAL EARNINGS                                                                        $274,569
                                                                                      ========

FIXED CHARGES:
     Interest expensed and capitalized                                                $ 99,857
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                   714
     An estimate of the interest component within rental expense                         1,118
                                                                                      --------

TOTAL FIXED CHARGES                                                                   $101,689
                                                                                      ========

RATIO OF EARNINGS TO FIXED CHARGES                                                        2.70
                                                                                      ========

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